                           SCHEDULE 14A INFORMATION

               Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934
                               (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

                                          [_] Confidential, for Use of the
[_] Preliminary Proxy Statement               Commission Only (as Permitted by
                                              Rule 14a-6(e)(2))

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


                              Software.com, Inc.
               (Name of Registrant as Specified In Its Charter)


   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] No Fee Required.

[_] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

  (1)  Title of each class of securities to which transaction applies:

  (2)  Aggregate number of securities to which transaction applies:

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

  (4)  Proposed maximum aggregate value of transaction:

  (5)  Total fee paid:

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (1)  Amount Previously Paid:

  (2)  Form, Schedule or Registration Statement No.:

  (3)  Filing Party:

  (4)  Date Filed:

                              SOFTWARE.COM, INC.
                              525 Anacapa Street
                            Santa Barbara, CA 93101

                               ----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          To Be Held On June 2, 2000

                               ----------------

To the Stockholders:

   Notice is hereby given that the Annual Meeting of Stockholders (the "Annual Meeting") of Software.com, Inc., a Delaware corporation (the "Company"), will be held on June 2, 2000 at 9:00 a.m., local time, at The Hotel Du Pont, 11th & Market Streets, Wilmington, Delaware 19801 (telephone: 800-441-9019), for the following purposes:

  1. To elect three Class I directors to serve for terms of three years.

  2. To ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending December 31, 2000.

  3. To transact such other business as may properly come before the meeting or any adjournment thereof.

   The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice of Annual Meeting of Stockholders. Only stockholders of record at the close of business on April 19, 2000 are entitled to notice of, and to vote at, the Annual Meeting.

   All stockholders are cordially invited to attend the Annual Meeting in person. However, to assure your representation at the Annual Meeting, you are urged to vote using the Internet or telephone or to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the Annual Meeting may vote in person even if he or she has returned a proxy card.

                                          By Order of the Board of Directors

                                          /s/ Craig A. Shelburne
                                          Craig A. Shelburne
                                          Vice President, General Counsel and
                                           Corporate Secretary

Santa Barbara, California
May 1, 2000

IMPORTANT: WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE VOTE BY USING THE INTERNET, THE TELEPHONE OR BY SIGNING, DATING, AND RETURNING THE ENCLOSED PROXY CARD.

                              SOFTWARE.COM, INC.
                              525 Anacapa Street
                            Santa Barbara, CA 93101

                               ----------------

                              PROXY STATEMENT FOR
                      2000 ANNUAL MEETING OF STOCKHOLDERS

                               ----------------

                INFORMATION CONCERNING SOLICITATION AND VOTING

General

   The enclosed proxy is solicited on behalf of the Board of Directors of Software.com, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held on June 2, 2000, at 9:00 a.m. local time (the "Annual Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at The Hotel Du Pont, 11th & Market Streets, Wilmington, Delaware 19801 (telephone: 800-441-9019). The Company intends to mail this proxy statement and accompanying proxy card on or about May 1, 2000 to all stockholders entitled to vote at the Annual Meeting.

Stockholders Entitled to Vote

   Stockholders of record at the close of business on April 19, 2000 are entitled to notice of and to vote at the Annual Meeting. At the close of business on April 19, 2000, the Company had outstanding and entitled to vote 47,411,837 shares of common stock, each of which is entitled to one vote on each matter to be voted upon at the Annual Meeting.

Votes Required for Approval

   The presence, in person or by proxy, of at least a majority of the shares outstanding on the record date, April 19, 2000, is necessary to attain a quorum. All votes will be tabulated by the inspector of elections appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Broker non-votes occur when a nominee, such as a financial institution, returns a proxy, but does not have the authorization from the beneficial owner to vote the owner's shares on a particular proposal because the nominee did not receive voting instructions (via proxy vote) from the beneficial owner. Abstentions and broker non-votes will be counted for the purpose of determining if a quorum is present. For purposes of determining the number of shares voting on a particular proposal, abstentions are counted as shares voting, whereas broker non-votes are not counted as shares voting.

   For Proposal 1, the election of directors, the three nominees receiving the highest number of affirmative votes shall be elected. Proposal 2 must be approved by the affirmative vote of the holders of a majority of the outstanding shares of common stock present in person or represented by proxy and entitled to vote on the subject matter.

How to Vote Your Shares

   YOUR VOTE IS IMPORTANT. Your shares can be voted at the Annual Meeting only if you are present in person or represented by proxy. Whether or not you expect to attend the meeting, please take the time to vote your proxy.

   Stockholders of record or "registered stockholders" can vote:

     By Mail: Mark your vote, date, sign and return the enclosed proxy in the postage-paid return envelope provided.

     By Telephone: Call the toll-free number indicated on the enclosed proxy and follow the recorded instructions.

     By Internet: Go to the website indicated on the enclosed proxy and follow the instructions provided.

   If your shares are held beneficially in "street" name through a nominee such as a financial institution or other holder of record, your vote may also be cast by telephone, by Internet, as well as by mail if your financial institution offers such voting alternatives. Please follow the specific instructions provided by your nominee on your proxy card.

   Even if you have given your proxy, you still may vote in person if you attend the meeting. Please note, however, that if your shares are held beneficially through a broker, bank or other nominee and you wish to vote at the meeting, you must obtain from the record holder a proxy issued in your name.

Solicitation

   The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of common stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of common stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

Stockholder Proposals

   Any proposal of a stockholder of the Company that is intended to be presented by such stockholder at the Company's 2001 Annual Meeting of Stockholders must be received by the Company no later than January 1, 2001 in order for such proposal to be considered for inclusion in the Company's proxy statement and form of proxy relating to such meeting. Stockholder proposals received by the Company after that time will be considered untimely.

   In addition, the Company's Bylaws provide that stockholders intending to nominate candidates for election as directors or to bring business before an annual meeting of stockholders which were not included in the Company's proxy statement must deliver the prescribed notice and information to the Secretary of the Company no later than January 1, 2001. If a stockholder who has notified the Company of his or her intention to present a proposal at an annual meeting does not appear or send a qualified representative to present his or her proposal at such meeting, the Company need not present the proposal for a vote at such meeting.

Revocability of Proxies

   Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. A proxy may be revoked by filing with the Secretary of the Company at the Company's principal executive office, 525 Anacapa Street, Santa Barbara, California, 93101, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

                                PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

Nominees

   The Company's Amended and Restated Certificate of Incorporation provide that the members of the Board of Directors are divided into three classes, whose terms shall expire at different times. The three Class I directors are to be elected at the 2000 Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's three nominees named below, all of whom are presently Class I directors of the Company. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the third annual meeting of stockholders following election or until a successor has been duly elected and qualified.

   The name of and certain information regarding each nominee are set forth below. There are no family relationships among directors or executive officers of the Company.

            Name          Age(1)           Position with the Company
            ----          ------           -------------------------
   John L. MacFarlane...    33   Chief Executive Officer, Founder and Director

   Frank Perna..........    61   Chairman of the Board

   Neal Douglas.........    41   Director

--------
(1) As of December 31, 1999

   John L. MacFarlane has been Chief Executive Officer and a director of Software.com since its incorporation. From July 1988 to August 1989, Mr. MacFarlane was with Harris Corporation working in the Defense Communications division on military communications systems. From November 1989 to July 1991, Mr. MacFarlane worked for the U.S. Navy, where he worked on optical signal processing. Mr. MacFarlane received his B.S. in electrical engineering from Rensselaer Polytechnic Institute and his M.S. in electrical engineering from the University of California at Santa Barbara.

   Frank Perna has been Chairman of the Board of Software.com since July 1997 and has been a director since January 1996. Since December 1998, Mr. Perna has been Chairman of the Board and Chief Executive Officer of MacNeal-Schwendler Corporation, a computer-aided engineering software company. From December 1994 to August 1998, Mr. Perna was the Chief Executive Officer and Chairman of the Board of EOS Corporation, a provider of power supplies for electrical equipment and notebook computers. From 1984 to 1993, Mr. Perna served as President, Chief Executive Officer and Director of MagneTek, a publicly held provider of electrical equipment and services to utilities and industrial customers. Mr. Perna holds a B.S. in mechanical engineering from Kettering University, an M.S. in electrical engineering from Wayne State University and an M.S. in management from the Massachusetts Institute of Technology Sloan School of Management.

   Neal Douglas has been a director of Software.com since July 1998. Mr. Douglas has been a Managing General Partner of Spectrum Equity Investors, a venture capital firm, since December 1999. Since January 1993, Mr. Douglas has been a Founding General Partner of AT&T Ventures, a venture capital firm affiliated with AT&T Corp. From 1989 to 1993, Mr. Douglas was a partner of New Enterprise Associates, a venture capital firm. Earlier in his career, Mr. Douglas was a member of the technical staff of Bell Labs. Mr. Douglas currently serves on the board of directors of Cellnet Data Systems, Inc., FVC.COM, TUT Systems, Netro, and several privately held companies. Mr. Douglas received a B.S. in electrical engineering from Cornell University, an M.S. in electrical engineering from Stanford University, and an M.B.A. from the University of California at Los Angeles.

Executive Officers and Directors

   The following section sets forth information about our executive officers and directors as of December 31, 1999.

            Name          Age                    Position
            ----          ---                    --------
   John L. MacFarlane...   33 Chief Executive Officer, Founder and Director

   Valdur Koha..........   44 President

   John S. Ingalls......   49 Senior Vice President, Chief Financial Officer

   Mark A. Root.........   34 Corporate Controller

   Frank Perna..........   61 Chairman of the Board

   Neal Douglas.........   41 Director

   Judith Hamilton......   55 Director

   Don Listwin..........   40 Director

   Bernard Puckett......   54 Director

   Bernhard Woebker.....   49 Director

   John L. MacFarlane has been Chief Executive Officer and a director of Software.com since its incorporation. From July 1988 to August 1989, Mr. MacFarlane was with Harris Corporation working in the Defense Communications division on military communications systems. From November 1989 to July 1991, Mr. MacFarlane worked for the U.S. Navy, where he worked on optical signal processing. Mr. MacFarlane received his B.S. in electrical engineering from Rensselaer Polytechnic Institute and his M.S. in electrical engineering from the University of California at Santa Barbara.

   Valdur Koha has been President of Software.com since May 1996. From August 1994 to May 1996, Mr. Koha was Chief Executive Officer, President and Chairman of the Board of Directors of Accordance Corporation, which was acquired by Software.com in May 1996. From January 1991 to August 1994, Mr. Koha was Director of Development of the Open Systems at Siemens Nixdorf, Inc., in which position he was responsible for products in the areas of distributed computing, multimedia, imaging and operating systems. Mr. Koha received his degree in mathematics and computer science from the University of Bonn.

   John S. Ingalls has been Chief Financial Officer and Senior Vice President of Software.com since February 1999. From September 1998 to February 1999, Mr. Ingalls was Chief Financial Officer and Senior Vice President of Chrystal Software, Inc., a subsidiary of Xerox Corporation that develops high-end document management software. From August 1996 to May 1998, Mr. Ingalls was Vice President of Finance and Chief Financial Officer of Raptor Systems, Inc., a publicly-traded network security software manufacturer. From December 1989 to March 1996, Mr. Ingalls was Vice President, Corporate Finance for Clean Harbors, Inc., a publicly-traded environmental services company. Prior to 1989, Mr. Ingalls was a managing director in the Investment Banking Department of the Bank of Boston, after ten years as a Wall Street lawyer and partner in the Boston law firm of Palmer & Dodge. Mr. Ingalls received his B.A. in economics from Amherst College and his J.D. from the University of Virginia School of Law.

   Mark A. Root has been Corporate Controller of Software.com since December 1999 and was Director of Accounting from March 1999 to November 1999. From November 1993 to February 1999, Mr. Root held various positions at QAD, Inc., an enterprise resource planning software developer, including Internal Audit Manager, Assistant Director of Finance, European Region, IPO Lead, Treasury Manager and Product Marketing Manager. From August 1990 to November 1993, Mr. Root was an audit professional with KPMG Peat Marwick. Mr. Root received his B.A. in business administration, accounting from California State University, Northridge. Mr. Root is a certified public accountant in California.

   Frank Perna has been Chairman of the Board of Software.com since July 1997 and has been a director since January 1996. Since December 1998, Mr. Perna has been Chairman of the Board and Chief Executive Officer of MacNeal-Schwendler Corporation, a computer-aided engineering software company. From December 1994 to August 1998, Mr. Perna was the Chief Executive Officer and Chairman of the Board of EOS Corporation, a provider of power supplies for electrical equipment and notebook computers. From 1984 to 1993, Mr. Perna served as President, Chief Executive Officer and Director of MagneTek, a publicly held provider of electrical equipment and services to utilities and industrial customers. Mr. Perna holds a B.S. in mechanical engineering from Kettering University, an M.S. in electrical engineering from Wayne State University and an M.S. in management from the Massachusetts Institute of Technology Sloan School of Management.

   Neal Douglas has been a director of Software.com since July 1998. Mr. Douglas has been a Managing General Partner of Spectrum Equity Investors, a venture capital firm, since December 1999. Since January 1993, Mr. Douglas has been a Founding General Partner of AT&T Ventures, a venture capital firm affiliated with AT&T Corp. From 1989 to 1993, Mr. Douglas was a partner of New Enterprise Associates, a venture capital firm. Earlier in his career, Mr. Douglas was a member of the technical staff of Bell Labs. Mr. Douglas currently serves on the board of directors of Cellnet Data Systems, Inc., FVC.COM, TUT Systems, Netro, and several privately held companies. Mr. Douglas received a B.S. in electrical engineering from Cornell University, an M.S. in electrical engineering from Stanford University, and an M.B.A. from the University of California at Los Angeles.

   Judith Hamilton has been a director of Software.com since January 1996. Since January 1999, Ms. Hamilton has been Chief Executive Officer of Classroom Connect, a company specializing in K-12 Internet resources. From April 1996 to July 1998, Ms. Hamilton was President and Chief Executive Officer of FirstFloor Software, an Internet software publisher. From July 1992 to December 1995, Ms. Hamilton was President and Chief Executive Officer of Dataquest, Inc., an information technology market research and consulting firm. From 1987 to 1991, Ms. Hamilton was Partner and National Director of Market Development for Ernst & Young. Ms. Hamilton currently serves on the boards of directors of R.R. Donnelley & Sons Company, a commercial printing company, and several privately held companies. Ms. Hamilton received her B.A. in history/political science from Indiana University and her certificate in management from the Graduate School of Business of the University of California at Los Angeles.

   Donald J. Listwin has been a director of Software.com since July 1997. Since May 1998, Mr. Listwin has been an Executive Vice President at Cisco Systems. Prior to that, he held a variety of positions at Cisco Systems, including from April 1997 to May 1998, Senior Vice President of Service Provider Line of Business, from August 1996 to April 1997, Senior Vice President of IOS Development and Marketing, from September 1995 to August 1996, Vice President and General Manager of Cisco's Access Business Unit, and from September 1993 to September 1995, Vice President of Marketing. Mr. Listwin also serves on the board of directors of TIBCO Software, Inc. and E-Tek Dynamics, Inc. Mr. Listwin holds a B.S. degree in electrical engineering from the University of Saskatchewan, Canada.

   Bernard Puckett has been a director of Software.com since July 1997. From January 1994 to January 1996, Mr. Puckett was President and CEO of Mobile Telecommunications Technologies. From 1967 to 1994, Mr. Puckett was at IBM Corp., where he held a variety of positions including, Senior Vice President, Corporate Strategy and Development and Vice President and General Manager, Applications Software. Mr. Puckett serves on the boards of directors of P-COM, R.R. Donnelley & Sons Company, Iomega Corporation and IMS Health. Mr. Puckett received his B.S. in mathematics from the University of Mississippi.

   Bernhard Woebker has been a director of Software.com since July 1997. Since August 1995, Mr. Woebker has been Vice President, Europe of Versant Corporation, a database management company. From April 1992 to July 1994, Mr. Woebker was Vice President, Europe of NeXT, Inc., a software company that has been acquired by Apple Computer, Inc. From 1976 until 1991, Mr. Woebker held a variety of positions in Germany and the United States with Nixdorf Computer AG, Nixdorf Computer Engineering Corp., and Siemens Nixdorf Information Systems, including President and CEO of Nixdorf Computer Engineering Corp. from 1986 to 1989.

From 1973 to 1976, Mr. Woebker was an Assistant Professor at the Institute for Computer Science/Technical University Hanover, where he specialized in compiler theory, artificial intelligence, and graphical data processing. Mr. Woebker received his B.A. from the Technical University of Hanover.

Director Compensation

   Directors do not currently receive any cash compensation for their service as directors, but are reimbursed for reasonable expenses incurred in attending meetings. Non-employee directors are eligible to receive options under our 1995 stock plan and were granted the following options in June 1999 which were not subject to vesting and were immediately exercisable:

  . Messrs. Douglas, Listwin, Puckett and Woebker each received options to purchase 30,000 shares of the Company's common stock at an exercise price of $11.00 per share.

  . Mr. Perna and Ms. Hamilton each received options to purchase 15,000 shares of the Company's common stock at an exercise price of $11.00 per share.

Board Meetings and Committees

   The Board of Directors held a total of 11 meetings (including regularly scheduled and special meetings) during fiscal 1999 and also took certain actions by written consent. No incumbent director during the last fiscal year attended fewer than 75% of the aggregate of (i) the total number of meetings of the Board of Directors while he or she served on the board, and (ii) the total number of meetings held by all committees on which he or she served.

   The Company's Board of Directors has standing Audit, Compensation and Stock Option Committees, which assist the Board of Directors in the discharge of its responsibilities. In addition, the Board of Directors from time to time establishes an Acquisition Committee for consideration of proposed acquisitions.

   The Audit Committee reports to the Company's Board of Directors regarding the appointment of the Company's independent public auditors, the scope and fees of prospective annual audits and the results thereof, compliance with the Company's accounting and financial policies and management's procedures and policies relative to the adequacy of the Company's internal accounting controls. Members of the Audit Committee are appointed by the Board of Directors and serve for one-year terms. The Audit Committee currently consists of Ms. Hamilton, Mr. Perna, and Mr. Puckett. The Audit Committee held three meetings during fiscal 1999 and took one action by written consent.

   The Compensation Committee reviews and approves the annual compensation for each executive officer consistent with the terms of any applicable employment arrangements, reviews, approves and recommends terms and conditions for all employee benefit plans, and, together with the Stock Option Committee, administers the Company's stock plans. Members of the Company's Compensation Committee are appointed by the Board of Directors and serve one-year terms. The Compensation Committee currently consists of Mr. Douglas, Ms. Hamilton, and Mr. Woebker. The Compensation Committee held two meetings during fiscal 1999 and took two actions by unanimous written consent.

   The Stock Option Committee is authorized by the Board of Directors to grant stock options under the Company's various option plans to new employees or existing employees who are not directors or executive officers. Members of the Stock Option Committee are appointed by the Board of Directors and serve for one-year terms. The Stock Option Committee currently consists of Mr. Perna. The Stock Option Committee held one meeting during 1999, and took action by written consent on 15 occasions.

Required Vote

   The three nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to be voted for them shall be elected as Class I directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but have no other legal effect under Delaware law. The proxies cannot be voted for a greater number of persons than three.


 Recommendation: The Board of Directors Recommends That Stockholders Vote "For" The Re-election of Messrs. MacFarlane, Perna, and Douglas.

                                PROPOSAL NO. 2

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

   The Board of Directors has selected Ernst & Young LLP, independent auditors, to audit the financial statements of the Company for the fiscal year ending December 31, 2000. Ernst & Young LLP has been the Company's auditors since July 1997. Representatives of Ernst & Young LLP are expected to attend the Annual Meeting to make a statement and respond to appropriate questions.

Required Vote

   The Board of Directors has conditioned its appointment of the Company's independent auditors upon the receipt of the affirmative vote by the holders of a majority of the common stock present in person or represented by proxy and voting at the Annual Meeting. In the event that the stockholders do not approve the selection of Ernst & Young LLP, the appointment of the independent auditors will be reconsidered by the Board of Directors.


 Recommendation: The Board of Directors Recommends That Stockholders Vote "For" The Ratification of the Appointment of Ernst & Young LLP as the Company's Independent Auditors.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   The following table sets forth certain information with respect to the beneficial ownership of the common stock of the Company as of December 31, 1999, of:

  . each person or entity who is known by the Company to beneficially own five percent or more of the outstanding shares of its common stock (1);

  .  each director of the Company;

  . the Company's Chief Executive Officer and the two other most highly compensated executive officers of the Company who received at least $100,000 in total compensation in fiscal 1999 (the "Named Executive Officers"); and

  .  all of the Company's directors and executive officers as a group.

   Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of December 31, 1999 are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

   Unless otherwise indicated, the address of each individual listed in the table is Software.com, Inc., 525 Anacapa Street, Santa Barbara, CA 93101. The percentages in the table below are based on 42,205,000 shares of the Company's common stock outstanding as of December 31, 1999. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, each stockholder named in the table has had sole voting and investment power with respect to the shares set forth opposite such stockholder's name.

                                                                 Options   Total Shares
                                                   Shares      Exercisable Beneficially Percentage
Name                                               Owned       In 60 days     Owned     Ownership
----                                             ----------    ----------- ------------ ----------
John L. MacFarlane.............................   5,004,232       322,916    5,327,148     12.5%

Valdur Koha....................................   2,967,344(2)    567,161    3,534,505      8.3%

Don Listwin....................................   3,221,560(3)      7,500    3,229,060      7.6%

Cisco Systems, Inc. ...........................   3,119,060           --     3,119,060      7.4%
 170 W. Tasman Drive
 San Jose, CA 95014

Janus Capital Corporation......................   2,449,870(4)        --     2,449,870      5.8%
 100 Fillmore Street
 Denver, CO 80206-4923

Neal Douglas...................................   2,360,681(5)     60,000    2,420,681      5.7%

AT&T Ventures..................................   2,340,681(6)        --     2,340,861      5.5%
 295 N. Maple Avenue
 Basking Ridge, NJ 07920

Judith Hamilton................................     138,625        17,693      156,318       *

Frank Perna, Jr................................      95,988        45,330      141,318       *

Bernhard Woebker...............................      86,000        30,000      116,000       *

Bernard Puckett................................      15,000        90,000      105,000       *

John Ingalls...................................      18,923        81,818      100,741       *

All directors and executive officers as a group
 (10 persons)..................................  13,907,353     1,230,751   15,138,104     34.9%

--------
 * Indicates ownership of less than 1% of the outstanding shares of the Company's Common Stock.

(1) Subsequent to December 31, 1999, FMR Corp. beneficially owned 5,764,517 shares, as indicated in the Schedule 13G filed by FMR Corp. pursuant to the Exchange Act on April 7, 2000.

(2) Includes 1,000,000 shares held by the Valdur Koha Qualified Annuity Trust.

(3) Includes 3,119,060 held by Cisco Systems, Inc. Mr. Listwin, a director of the Company, is an Executive Vice President of Cisco Systems and disclaims beneficial ownership of all shares held by Cisco Systems.

(4) As indicated in the Schedule 13G filed by Janus Capital Corporation pursuant to the Exchange Act on February 15, 2000.

(5) Includes 1,170,341 shares held by Venture Fund I, LP and 1,170,340 shares held by AT&T Venture Fund II, LP. Mr. Douglas, a director of the Company, is a Founding General Partner of AT&T Ventures. Mr. Douglas disclaims beneficial ownership of all shares except to the extent of his pecuniary interest in the partnerships.

(6) Includes 1,170,341 shares held by Venture Fund I, LP and 1,170,340 shares held by AT&T Venture Fund II, LP. The general partners of these funds are Neal Douglas, Richard Bodman and Brad Burnham.

                        EXECUTIVE OFFICER COMPENSATION

Summary Compensation Table

   The following table sets forth information concerning the compensation paid by the Company to the Named Executive Officers for services rendered to the Company during the last two fiscal years.

                                                      Long-Term
                                                     Compensation
                                                        Awards
                                        Annual       ------------
                                     Compensation     Securities
                                   -----------------  Underlying   All Other
Name and Principal Positions  Year  Salary   Bonus     Options    Compensation
----------------------------  ---- -------- -------- ------------ ------------
John L. MacFarlane........... 1999 $140,000 $    --         --      $    --
 Chief Executive Officer      1998  140,000      --   1,000,000          --

Valdur Koha.................. 1999  135,000      --         --      $    --
 President                    1998  135,000  150,000        --           --

John Ingalls(1).............. 1999  163,731    7,500    400,000      150,000(2)
 Senior Vice President and    1998      N/A      N/A        N/A          N/A
 Chief Financial Officer

--------
(1) Mr. Ingalls joined the Company in February 1999.

(2) Consists of reimbursement for relocation.

Option Grants in Last Fiscal Year

   The following table sets forth information as to stock options granted to the Named Executive Officers during the fiscal year ended December 31, 1999. Unless otherwise indicated, these options were granted under the Company's 1995 Stock Option Plan, have a five-year term, and provide for vesting as to 25% of the underlying common stock one year after the date of grant and as to an additional 1/48th of the underlying common stock each month thereafter. Options were granted at an exercise price equal to 100% of the fair market value of the Company's common stock on the date of grant. For options granted prior to the Company's initial public offering in June 1999, the fair market value of the Company's common stock on the date of grant was as determined by the Company's Board of Directors. For options granted after the initial public offering, the fair market value of the Company's common stock on the date of grant was the closing sales price of the common stock on The Nasdaq National Market on the day prior to the date of grant.

   The amounts under "Potential Realizable Value at Assumed Annual Rate of Stock Appreciation for Option Term" represent hypothetical gains on the shares of common stock underlying the options granted based on assumed annual compound stock appreciation rates of 5% and 10% for the full five-year or full ten-year term of the options, as the case may be. The assumed rates of appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of future common stock prices. The table does not take into account any appreciation in the price of the Company's common stock from the date of the Company's initial public offering to the date of the proxy statement.

                                                                            Potential
                                                                       Realizable Value at
                                                                       Assumed Annual Rate
                         Number of  Percent Total                           of Stock
                         Securities    Options                          Appreciation for
                         Underlying  Granted to   Exercise                 Option Term
                          Options   Employees in  Price Per Expiration -------------------
Name                      Granted    Fiscal Year    Share      Date       5%        10%
----                     ---------- ------------- --------- ---------- -------- ----------
John L. MacFarlane......      --         --           --         --         --         --
Valdur Koha.............      --         --           --         --         --         --
John Ingalls............  400,000       13.3%       $5.50    2/05/04   $607,819 $1,343,122

Aggregate Stock Option Exercises in Fiscal 1999 and Fiscal Year-End Values

   The following table sets forth information with respect to unexercised options held by the Named Executive Officers as of December 31, 1999. The amounts under "Value of Unexercised In-the-Money Options" were calculated by determining the difference between the exercise price and the closing price of the Company's common stock on the Nasdaq National Market on of December 31, 1999, which was $96.00.

                                                    Number of Securities
                                                   Underlying Unexercised     Value of Unexercised
                                                         Options at          In-The-Money Options at
                         Shares Acquired              December 31, 1999         December 31, 1999
                         on Exercise of   Value   ------------------------- -------------------------
Name                       Shares (#)    Realized Exercisable Unexercisable Exercisable Unexercisable
----                     --------------- -------- ----------- ------------- ----------- -------------
John L. MacFarlane......        --           --     281,250      718,750    $25,973,438  $66,376,563
Valdur Koha.............        --           --     541,381       77,340    $51,295,850  $ 7,327,965
John Ingalls............     18,181      $16,609     65,152      316,667    $ 5,896,256  $28,658,364

   The Company does not have any employment agreements with any of its Named Executive Officers. The Company has, however, entered into "change of control" agreements with each of its Named Executive Officers and other executive officers. These agreements provide that if an officer's employment is terminated as a result of an "involuntary termination" during a period beginning two months before, and ending six months after a change of control, then one-half of the unvested portion of any stock option held by the officer will accelerate and become exercisable, subject to certain limitations. For purposes of the agreement, "involuntary termination" includes a change in the nature or scope of the officer's duties that is inconsistent with the position held by the officer immediately before the change of control, a material reduction of benefits or perquisites, a reduction in base cash salary, a relocation that is more than 20 miles from the officer's present location, or any purported termination of the officer by the Company. The Company has entered into its standard form severance agreement in the event of a change of control with all of our executive officers, except for Mr. Ingalls.

   The Company entered into a severance agreement with Mr. Ingalls, dated March 1, 1999, which obligates the Company to provide certain benefits to Mr. Ingalls in connection with a change of control of Software.com. Upon a change in control, one-half of the unvested portion of any options held by Mr. Ingalls will vest and become immediately exercisable. If Mr. Ingalls' employment is terminated by the Company for any reason or by Mr. Ingalls as a result of "involuntary termination" during a period beginning two months prior to, and ending twelve months after any change in control, then Mr. Ingalls shall be paid a lump sum equal to his annual base salary and highest possible bonus for the fiscal year in which the termination occurs plus any "parachute payment" excise tax and the entire unvested portion of any stock options held by Mr. Ingalls shall vest and become immediately exercisable.

   The Company's offer letter dated February 9, 1999 to John S. Ingalls, Senior Vice President and Chief Financial Officer obligates the Company to pay Mr. Ingalls a lump sum severance payment if the Company terminates his employment other than for cause. The amount of the severance payment will equal three months of his then current annual base salary plus one additional week for each month that he has been employed by the Company, up to a maximum of one year. In addition, the Company agreed to retain Mr. Ingalls as a consultant for the period of time as is necessary to allow one-half of the unvested portion of his option to purchase 400,000 shares of our common stock to vest.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that the Company's executive officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). Executive officers, directors and greater than 10% stockholders are required by SEC rules to furnish the Company with copies of all forms they file. Based solely on its review of the copies of such forms received by the Company and written representations from certain reporting persons, the Company believes that, during fiscal 1999, all Section 16(a) filing requirements applicable to its executive officers, directors and 10% stockholders were satisfied except that a Form 5 was filed for Bernhard Woebker to report a stock option exercise that should have been reported on a Form 4 in July 1999.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

   During fiscal 1999, the Compensation Committee of the Company's Board of Directors included the following directors: Neal Douglas, Judith Hamilton and Bernhard Woebker. No member of our board of directors or our compensation committee has served as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our board of directors or compensation committee.

   In connection with the sale of the Series A preferred stock, we issued warrants to funds affiliated with AT&T Ventures to purchase 529,101 shares of our common stock at an exercise price of $5.00 per share and 269,841 shares of our common stock at an exercise price of $7.00 per share. Effective July 1998, in exchange for AT&T Ventures's agreement to extend the redemption date of redemption rights with respect to the Series A preferred stock, we lowered the exercise price on all outstanding warrants to $4.15 per share. These warrants were exercised in November 1999. In addition, we received revenues from companies affiliated with AT&T Corporation of $1,962,000 in 1999. Mr. Douglas, one of our directors and a member of our compensation committee, is a Founding General Partner of AT&T Ventures.

        REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

   The Company's executive compensation program is designed to align stockholder interests with business strategy, Company values and management initiatives. It is based on the following four principles: (i) to link the interests of management with those of stockholders by making a substantial portion of executive compensation dependent upon the Company's financial performance and by encouraging stock ownership in the Company, (ii) to attract and retain superior executives by providing them with the opportunity to earn total compensation packages that are competitive in the industry, (iii) to reward individual results by recognizing performance through salary and long-term incentives and (iv) to manage compensation based on the level of skill, knowledge, effort and responsibility needed to perform the job successfully.

   The executive compensation guidelines of the Compensation Committee were developed to combine competitive levels of compensation and rewards for superior performance and to align relative compensation with the achievements of essential corporate goals, satisfaction of customers, and maximization of stockholder value. The Compensation Committee believes that stock option grants to management are beneficial in encouraging management to remain with the Company and in aligning management and stockholder interests, and consequently increasing stockholder value.

   Executive officers' compensation includes: annual cash compensation (consisting of base salary) and long-term incentive awards, as well as additional features which are available to most other employees of the Company, including a 401(k) plan, medical, life insurance, and an employee stock purchase plan, some of which allocate payments generally based on an individual's level of annual cash compensation. Benefits under these general plans are indirectly tied to the Company's performance.

Annual Cash Compensation

   Amounts paid as base salary, including merit salary increases, are determined by the executive's performance, placement in the salary range established for the executive's position and the salaries offered in the industry for comparable positions as well as the executive's long-term incentive awards. Salaries for the Company's executive officers are determined primarily on the basis of the executive officer's responsibility, general salary practices of peer companies and the executive's individual qualifications and experience. The base salaries are reviewed annually and may be adjusted by the Compensation Committee in accordance with certain criteria which include individual performance, the functions performed by the executive officer, the scope of the executive officer's on-going duties, general changes in the compensation peer group in which the Company competes for executive talent, and the Company's financial performance generally. The weight given each such factor by the Compensation Committee may vary with each individual. Outside independent consultants are periodically used to gather and analyze industry comparisons of salary data to ensure that the salary ranges used in the compensation program are competitive for comparable positions. The Committee monitors and approves changes in base salary for senior executive officers (including the executive officers named in the Summary Compensation Table).

Long-Term Incentive Awards

   Long-term incentive awards are made under the 1995 Stock Option Plan (the "Plan"). The Plan, which is administered by the Committee, provides stock-based awards to eligible employees, which include most employees as well as the Company's executive officers.

   Stock option awards are based on guidelines that provide for larger awards commensurate with position levels that reflect competitive grant practices within a broad peer group of companies in the software, e-commerce and internet industries. In addition, under the 1999 Employee Stock Purchase Plan, participants may purchase common stock through payroll deductions of up to 15% of the participant's compensation. Because of the direct relationship between the value of an option and the stock price, the Compensation Committee believes that options motivate executive officers to manage the Company in a manner that is consistent with stockholder interests. Stock option grants are intended to focus the attention of the recipient on the Company's long-term performance which the Company believes results in improved stockholder value, and to retain the services of the executive officers in a competitive job market by providing significant long-term earnings potential. To achieve this goal, stock options granted under the Plan typically vest and become fully exercisable over a four-year period. The principal factors considered in granting stock options to officers of the Company are prior performance, level of responsibility, other compensation and the executive officer's ability to influence the Company's long-term growth and profitability. The Plan does not provide any quantitative method for weighting these factors, and a decision to grant an award is primarily based upon a subjective evaluation of the past as well as future anticipated performance.

   Section 162(m) of the Internal Revenue Code ("IRC") disallows a deduction by the Company for compensation exceeding $1.0 million paid to certain executive officers, excluding, among other things, performance-based compensation. Because the compensation paid to the executive officers has not approached the limitation, the Compensation Committee has not had to use any of the available exemptions from the deduction limit. The Compensation Committee remains aware of the IRC section 162(m) limitations, and the available exemptions, and will address the issue of deductibility when and if circumstances warrant the use of such exemptions.

Chief Executive Officer Compensation for 1999

   In 1999, Mr. MacFarlane was paid $140,000 in base salary for his services as Chief Executive Officer of the Company.

                                          COMPENSATION COMMITTEE OF THE
                                          BOARD OF DIRECTORS

                                          Neal Douglas
                                          Judith Hamilton
                                          Bernhard Woebker

                            STOCK PERFORMANCE GRAPH

   The following graph compares the cumulative total return to stockholders on the Company's common stock with the cumulative total return of the Nasdaq Stock Market--U.S. Index and the Chase H&Q Internet Index. The graph assumes that $100 was invested on June 23, 1999 (the date of the Company's initial public offering) in the Company's common stock, the Nasdaq Stock Market--U.S. Index and the Chase H&Q Internet Index, including reinvestment of dividends. No cash dividends have been declared or paid on the Company's common stock. Note that historic stock price performance is not necessarily indicative of future stock price performance.

                        [PERFORMANCE GRAPH APPEARS HERE]

                         June 23, June 30, July 30, August 31, September 30, October 29, November 30, December 31,
                           1999     1999     1999      1999        1999         1999         1999         1999
                         -------- -------- -------- ---------- ------------- ----------- ------------ ------------
SWCM....................   $100     $128     $186      $252        $237         $373         $537         $531
Nasdaq Stock Market--
 USA....................   $100     $104     $102      $106        $106         $114         $128         $156
Chase H&Q Internet
 Index..................   $100     $106     $ 95      $101        $111         $123         $155         $215

Certain Transactions

   Lease of 525 Anacapa. In February 1996, we entered into a contract with 525 Anacapa LLC for the lease of our offices at 525 Anacapa Street, Santa Barbara. Pursuant to the lease, we agreed to pay 525 Anacapa LLC a flexible amount per month such that it would recover its costs and expenses in relation to the ownership and operation of the property, and a 9% return on the actual cash invested in acquiring and improving the property, as set forth in the lease. In 1999, we paid an aggregate of $193,000 to 525 Anacapa LLC pursuant to the lease. John MacFarlane, Chief Executive Officer and a director of Software.com, and Frank Perna, a director of Software.com, are members of 525 Anacapa LLC.

Other Matters

   The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgement.

                                          By Order of the Board of Directors

                                          /s/ Craig A. Shelburne
                                          Craig A. Shelburne
                                          Vice President, General Counsel and
                                           Corporate Secretary

May 1, 2000

                                                   COMPANY #
                                                   CONTROL #
There are three ways to vote your Proxy

Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE -- TOLL FREE -- 1-800-240-6326 -- QUICK *** EASY *** IMMEDIATE

 . Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week.

 . You will be prompted to enter your 3-digit Company Number and your 7-digit
  Control Number which are located above.

 . Follow the simple instructions the Voice provides you.

VOTE BY INTERNET -- http://www.eproxy.com/swcm/ -- QUICK *** EASY ***
IMMEDIATE

 . Use the Internet to vote your proxy 24 hours a day, 7 days a week.

 . You will be prompted to enter your 3-digit Company Number and your 7-digit
  Control Number which are located above to obtain your records and create an electronic ballot.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return it to SOFTWARE.COM c/o Shareowner Services(TM), P.O. Box 64873, St. Paul, MN 55164-0873.

[X] Please mark vote as
    in this example.

     If you vote by Phone or Internet, please do not mail your Proxy Card
                            X Please detach here X
--------------------------------------------------------------------------------

                           A vote FOR the following proposals is recommended by the Board of Directors.

1. To re-elect three directors, to serve until Software.com's third subsequent              [_]   FOR ALL      [_] WITHHELD
   annual meeting of stockholders or until their successors are duly elected                      NOMINEES         FROM ALL
   and qualified. Current Directors: 01 John L. MacFarlane, 02 Frank Perna, 03
   Neal Douglas                                                                             --------------------------------------
                                                                                            --------------------------------------
                                                                                            For all nominees except as noted above

                                                                                            [_]  FOR     [_] AGAINST    [_] ABSTAIN
2. Proposal to ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending December 31, 2000.

In their discretion, the Proxies are authorized to vote or otherwise represent the shares on any and all such other business which may properly come before the meeting or any adjournment thereof.

MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW. [_]                                            Date: ____________________________

                                                                                            --------------------------------------

                                                                                            --------------------------------------
                                                                                            Signature(s) in Box
                                                                                            Please sign exactly as your name appears
                                                                                            on your stock certificate. If the stock
                                                                                            is held by joint tenants or as community
                                                                                            property, both should sign. Executors,
                                                                                            administrators, trustees, guardians,
                                                                                            attorneys and corporate officers should
                                                                                            insert their titles.

                              SOFTWARE.COM, INC.

                        ANNUAL MEETING OF STOCKHOLDERS

                             Friday, June 2, 2000,

                                 HOTEL DuPONT
                           11th and Market Streets,
                          Wilmington, Delaware, 19801







--------------------------------------------------------------------------------
[X] Please mark vote as
    in this example.



                                     PROXY

                              SOFTWARE.COM, INC.

                   PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned stockholder of Software.com, Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated May 1, 2000, and hereby appoints Frank Perna, John MacFarlane and Craig Shelburne, and each of them, proxies, with full power of substitution, to represent the undersigned and to vote as designated on the reverse side, all shares of common stock of Software.com, Inc. that the undersigned is entitled to vote at the Annual Meeting of Stockholders of Software.com, Inc. to be held June 2, 2000 at 9:00 a.m., local time, at the Hotel DuPont, 11th and Market Streets, Wilmington, Delaware, 19801, and at any adjournment thereof.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS INDICATED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS ON THE REVERSE SIDE HEREOF AND FOR SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AS THE PROXIES DEEM ADVISABLE.

 -------------                                                   -------------
  SEE REVERSE     CONTINUED AND TO BE SIGNED ON REVERSE SIDE      SEE REVERSE
     SIDE                                                            SIDE
 -------------                                                   -------------